UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 11, 2007
Apache Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-4300 (Commission File Number)	41-0747868 (IRS Employer Identification No.)
2000 Post Oak Boulevard
Suite 100
Houston, Texas 77056-4400
(Address of principal executive offices)
Registrant’s telephone number, including area code: (713) 296-6000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
Terms Agreement including the Underwriting Agreement
Form of 5.250% Note
Opinion of Andrews Kurth LLP

Item 1.01 Entry into a Material Definitive Agreement.
Underwriting Agreement
     On April 11, 2007, Apache Corporation (“Apache”) entered into a Terms Agreement (and together with the Underwriting Agreement Basic Terms incorporated therein, the “Underwriting Agreement”) with Citigroup Global Markets Inc. and UBS Securities LLC, as the representatives of the several underwriters named therein (the “Underwriters”), for the purchase and sale of $500,000,000 principal amount of 5.250% notes due 2013 (the “Notes”).
     The Underwriting Agreement contains customary representations, warranties and agreements by Apache, and customary conditions to closing, indemnification obligations of Apache and the Underwriters, including for liabilities under the Securities Act of 1933, other obligations of the parties and termination provisions. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the Terms Agreement (including the Underwriting Agreement Basic Terms attached thereto as Annex A), a copy of which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.
Notes
     On April 16 , 2007, Apache completed a public offering (the “Offering”) of the Notes. Apache registered the sale of the Notes with the Securities and Exchange Commission (the “Commission”) pursuant to a Registration Statement on Form S-3 (Registration No. 333-141867), which became automatically effective on April 4, 2007. The net proceeds from the Offering of approximately $495.8 million, after deducting underwriting discounts and commissions and expenses but before offering expenses, were used to repay a portion of our outstanding commercial paper, which was in part incurred to finance our recent transaction with Anadarko, as described in our annual report on Form 10-K for the fiscal year ended December 31, 2006 and our current report on Form 8-K filed on March 30, 2007. This repayment will reduce the principal amount of our outstanding commercial paper to approximately $1.1 billion. As of April 9, 2007, we had approximately $1.5 billion in principal amount of commercial paper outstanding bearing interest at an average weighted rate of 5.39 percent per annum.
     The terms of the Notes are governed by the Indenture, dated as of February 15, 1996, between Apache and The Bank of New York Trust Company, N.A. (as successor-in-interest to JP Morgan Chase Bank, N.A., formerly known as The Chase Manhattan Bank), as trustee, as supplemented by the First Supplemental Indenture, dated November 5, 1996.
     The form of the Note is filed herewith as Exhibit 4.1 and is incorporated herein by reference.
Relationships
     The Underwriters have performed investment banking, corporate banking and advisory services for us from time to time for which they have received customary fees and expenses. The Underwriters may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business.

Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit Number	Description

Exhibit 1.1	Terms Agreement (including the Underwriting Agreement Basic Terms attached thereto as Annex A), dated April 11, 2007, by and among Apache Corporation, Citigroup Global Markets Inc. and UBS Securities LLC.

Exhibit 4.1	Form of 5.250% Note due 2013.

Exhibit 5.1	Opinion of Andrews Kurth LLP regarding the validity of the Notes.

Exhibit 23.1	Consent of Andrews Kurth LLP (included as part of Exhibit 5.1).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APACHE CORPORATION
Date: April 16, 2007	/s/ Roger B. Plank
Roger B. Plank
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 1.1	Terms Agreement (including the Underwriting Agreement Basic Terms attached thereto as Annex A), dated April 11, 2007, by and among Apache Corporation, Citigroup Global Markets Inc. and UBS Securities LLC.

Exhibit 4.1	Form of 5.250% Note due 2013.

Exhibit 5.1	Opinion of Andrews Kurth LLP regarding the validity of the Notes.

Exhibit 23.1	Consent of Andrews Kurth LLP (included as part of Exhibit 5.1).